                                                                  Exhibit 2.1


                                   APPENDIX A



================================================================================





                          AGREEMENT AND PLAN OF MERGER



                                      among



                          ACCUMED INTERNATIONAL, INC.,


                          ACCUMED ACQUISITION SUB, INC.


                                       and


                             MICROSULIS CORPORATION




                          Dated as of November 16, 1999




================================================================================

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of November 16, 1999, is entered into by and among AccuMed International, Inc., a Delaware corporation ("AccuMed"), AccuMed Acquisition Sub, Inc., a Florida corporation and wholly-owned subsidiary of AccuMed ("Acquisition Sub"), and Microsulis Corporation, a Florida corporation (the "Company").

                                    RECITALS

         A. AccuMed has proposed that it will acquire the Company in a transaction in which Acquisition Sub will merge with and into the Company, as a result of which AccuMed will become the holder of all the outstanding shares of common stock of the Company and the holders of shares of common stock of the Company outstanding immediately prior to such merger will become holders of shares of common stock of AccuMed and warrants to purchase shares of common stock of AccuMed.

         B. The Boards of Directors of AccuMed, Acquisition Sub and the Company have each determined that the Merger is in the best interests of their respective corporations and shareholders.

         C. AccuMed and the Company intend that this Agreement qualify as a plan of reorganization for Federal income tax purposes, and that the Merger be treated as a reorganization governed by Section 368(a)(1)(a) and Section 368(a)(2)(e) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. As used in this Agreement, the following terms with initial capital letters will have the meanings set forth below:

         "AccuMed Common Stock" means the shares of common stock of AccuMed, par value $.01 per share.

         "AccuMed Capital Stock" means shares of AccuMed Common Stock and shares of AccuMed Preferred Stock.

         "Acquisition Sub Common Stock" means shares of common stock of Acquisition Sub, par value $.01 per share.

         "AccuMed Warrants" means five-year warrants to purchase AccuMed Common Stock, which have an exercise price of $6.75 per share. The Form of AccuMed Warrant is attached hereto as Exhibit A.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with correlative meaning, "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person (whether through the ownership of voting securities, by contract or otherwise).

         "Company Common Stock" means the shares of common stock, par value $.001 per share, of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Environmental Law" means any applicable Legal Requirement relating to the protection, preservation or restoration of the environment (including, air, water vapor, surface water, ground water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource).

         "Equity Affiliate" means, as to any Person, any other Person in which such Person or any of its Subsidiaries holds a twenty-five percent (25%) or greater equity interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means, as to any Person, any trade, or business (whether or not incorporated) that is treated as a single employer with such Person under Section 414(b), (c), (m) or (o) of the Code.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Knowledge" means the actual present knowledge of a Person that is a human being and, in the case of a Person that is not a human being, the present actual knowledge of any director or officer (or any human being having duties comparable, to those of a director or officer) of such Person.

         "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Entity,


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

including judicial decisions applying common law or interpreting any other Legal Requirement or any agreement entered into with a Governmental Entity in resolution of a dispute or otherwise.

         "Lien" means any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or encumbrance of any nature.

         "Material Adverse Effect" means a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of a Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement.

         "Person" means any human being or any partnership, limited liability company, corporation business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity.

         "SEC" means the United States Securities and Exchange Commission.

         "Subsidiary" means, with respect to any Person, any other Person more than 50% of whose outstanding voting securities or partnership or other equity interests, as the case may be, are directly or indirectly owned by such Person.

         SECTION 1.2 Other Definitions. The following terms are defined in the Sections indicated:

               Term                                                  Section
               ----                                                ------------
AccuMed......................................................      Preamble
AccuMed Benefit Plans........................................          4.11 (a)
AccuMed Certificates.........................................          3.2 (a)
AccuMed Permits..............................................          4.8 (a)
AccuMed SEC Reports..........................................          4.7 (a)
Acquisition Proposal.........................................          7.10
Acquisition Sub..............................................      Preamble
Articles of Incorporation....................................          2.1 (a)
Agreement....................................................      Preamble
Articles of Merger...........................................          2.2
Break-Up Fee.................................................          9.1 (b)
Closing......................................................          3.11
Closing Date.................................................          3.11
Collateral...................................................          6.3 (a)
Company......................................................      Preamble
Company Financial Statements.................................          5.7 (a)
Company Permits..............................................          5.8 (a)

Company Stock Certificates.................................             3.2 (a)
Debtors....................................................             6.3 (a)
Dissenting Shares..........................................             3.6
Effective Time.............................................             2.2
Exchange Act...............................................             4.6
Exchange Agent.............................................             3.2 (a)
Executive..................................................             7.11(a)
FBCA.......................................................             2.1
Governmental Entity........................................             4.8 (a)
Indemnified Party..........................................             7.2 (f) (iii)
Indemnifying Party.........................................             7.2 (f) (iii)
License Agreement..........................................             8.3 (b)
Lock-Up Restrictions.......................................             8.1 (h)(i)
Losses.....................................................             7.2 (f) (i)
Meeting....................................................             7.3
Merger.....................................................             2.1
Merger Consideration.......................................             3.1
Most Recent AccuMed Balance Sheet..........................             4.7 (c)
Notes......................................................             6.3 (a) (i)
Preliminary Proxy Statement/ Prospectus....................             7.2 (a)
Proxy Statement/ Prospectus................................             7.2 (a)
Restricted Stockholders....................................             8.1 (h)
SEC Filings................................................             7.2 (b)
Securities Act.............................................             4.6
Security Agreement.........................................             6.3 (a) (i)
Surviving Corporation......................................             2.1

         SECTION 1.3 Use of Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under GAAP.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

         SECTION 2.1 The Merger. Subject to the terms and conditions of this Agreement and the Florida Business Corporation Act ("FBCA"), at the Effective
Time: (i) Acquisition Sub will be merged with and into the Company (the "Merger"); (ii) the separate existence of Acquisition Sub will cease and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"); and (iii) the name of the Surviving Corporation will be Microsulis Corporation. From and after the Effective Time, and without any further action on the part of


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

any Person, the Merger will have all the effects provided by applicable Legal Requirements, including Sections 607.1302 and 607.1320 of the FBCA, the effects described in Section 3.1 with respect to the capital stock of Acquisition Sub and the Company and, subject to applicable Legal Requirements, the following additional effects:

         (a) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Company (the "Articles of Incorporation"), as in effect immediately prior to the Effective Time, will become the Articles of Incorporation of the Surviving Corporation, and such Articles of Incorporation may thereafter be amended and/or restated as provided therein and by the FBCA.

         (b) Bylaws. At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, will become the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the FBCA.

         (c) Directors. At the Effective Time, the directors of the Company immediately prior to the Effective Time will resign and AccuMed shall elect the persons who will become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and the FBCA and until the earlier of such directors resignation or removal or such director's successor is duly elected and qualified, as the case may be.

         (d) Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time will resign and the directors of the Company will elect the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and the FBCA and until the earlier of such officer's resignation or removal or such officer's successor is duly appointed and qualified, as the case may, be.

         (e) Properties and Liabilities. At the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub will become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.2 Effective Time of the Merger. Subject to the terms and conditions in this Agreement, the parties will prepare, sign and acknowledge, in accordance with the FBCA articles of merger (the "Articles of Merger") and deliver the Articles of Merger to the Secretary of State of the State of Florida for filing pursuant to the FBCA on the Closing Date. The Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida. As used in this Agreement, the "Effective Time" means the time at which the Articles of Merger are filed with the Secretary of State of the State of Florida.

                                   ARTICLE III

                           CONVERSION OF CAPITAL STOCK

         SECTION 3.1 Merger Consideration and Conversion of Stock. The aggregate consideration deliverable by AccuMed in the Merger (the "Merger Consideration") will be equal to (i) 10,521,190 shares of AccuMed Common Stock and (ii) AccuMed Warrants to purchase 2,711,646 shares of AccuMed Commons Stock, in exchange for all of the issued and outstanding Company Common Stock issued prior to the Effective Time minus the number of Dissenting Shares (as defined in Section 3.6). The Merger Consideration will be deliverable at the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of any corporation as follows:

         (a) Each share of Company Common Stock outstanding immediately prior to the Effective Time (except shares subject to Section 3.1 (b) and Dissenting Shares) will be converted into and will thereafter evidence and become (i) 1.94 shares of AccuMed Common Stock and (ii) as to any holder of shares of Company Common Stock, if the total number of shares of Company Common Stock of such holder is not convertible into a whole number of shares of AccuMed Common Stock, a fractional share of AccuMed Common Stock which would have been issued to such holder will be rounded up to a whole share of AccuMed Common Stock. In addition, every two shares of Company Common Stock outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(b) and Dissenting Shares) will entitle the holder thereof to receive one AccuMed Warrant.

         (b) Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company, if any, will be canceled and retired, and no AccuMed Common Stock or other consideration will be delivered in exchange therefor.


         (c) Each share of the capital stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time will remain outstanding and will thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

         SECTION 3.2 Exchange of Certificates.

         (a) Exchange Agent. First Chicago Trust Company of New York (or, if First Chicago Trust Company of New York is unable or unwilling to serve in such capacity, another bank or trust company selected by AccuMed and reasonably acceptable to the Company) will act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates that, prior to the Effective Time, evidenced outstanding shares of Company Common Stock ("Company Stock Certificates"). Prior to the Closing Date, AccuMed will deposit with the Exchange Agent for exchange in accordance with this Section 3.2 certificates evidencing the shares of AccuMed

Common Stock ("AccuMed Certificates") and the AccuMed Warrants, to be issued in the Merger, which securities will be deemed to be issued at the Effective Time.

         (b) Exchange. As soon as practicable after the Effective Time, but subject to the provisions of Section 3.6 regarding Dissenting Shares, AccuMed will cause the Exchange Agent to mail to each Person who was a holder of record of Company Common Stock at the Effective Time: (i) a letter of transmittal (which will specify that delivery will be effective, and risk of loss and title to any Company Stock Certificates will pass, only upon delivery of the Company Stock Certificates to the Exchange Agent and will be in such form and will have such other provisions that are specified by AccuMed and reasonably acceptable to the Company); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for AccuMed Certificates (together with any dividend or distribution with respect thereto made after the Effective
Time). Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by AccuMed, together with such letter of transmittal, duly executed, and such other documents as may be required by the Exchange Agent or such other agent, the holder of such Company Stock Certificate will be entitled to receive in exchange therefor AccuMed Certificates and AccuMed Warrants representing the number of whole shares of AccuMed Common Stock and AccuMed Warrants that such holder has the right to receive pursuant to this Agreement (together with any dividend or distribution with respect thereto made after the Effective Time), and the Company Stock Certificate so surrendered will be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, AccuMed Certificates and AccuMed Warrants representing the proper number of shares of AccuMed Common Stock and AccuMed Warrants may be issued to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered if the Company Stock Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to AccuMed that any applicable stock transfer tax or other taxes required by reason of the issuance of shares of AccuMed Common Stock and AccuMed Warrants has been paid or is not applicable. AccuMed will not directly or indirectly pay or reimburse any Person for any transfer taxes of the type referred to in the preceding sentence. If any AccuMed Certificates or AccuMed Warrants are to be delivered to a Person other than the Person in whose name the Company Stock Certificates surrendered in exchange therefor are registered, it will be a condition to the delivery of such AccuMed Certificates or AccuMed Warrants, as the case may be, that the Company Stock Certificates so surrendered are properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise is proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

         (c) Certificates Not Exchanged. After the Effective Time, each outstanding Company Stock Certificate will, until surrendered for exchange in accordance with this Section 3.2, be deemed for all purposes to evidence ownership of the number of whole shares of AccuMed Common


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

Stock and AccuMed Warrants into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) are converted in accordance with Section 3.1, together with the right to receive any dividend or distribution with respect thereto made after the Effective Time.

         (d) Expenses. Except as otherwise expressly provided in this Agreement, AccuMed will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of AccuMed Common Stock and AccuMed Warrants for shares of Company Common Stock, except any charges or expenses that are otherwise solely the liability of one or more holders of Company Common Stock. Any AccuMed Certificates and AccuMed Warrants deposited with the Exchange Agent that remain unclaimed by the former shareholders of the Company after six months following the Effective Time will be delivered to AccuMed upon its demand, and any former shareholders of the Company who have not then complied with the instructions for exchanging their Company Stock Certificates will thereafter look only to AccuMed for exchange of Company Stock Certificates and for any dividend or distribution with respect thereto made after the Effective Time.

         SECTION 3.3 Dividends and Other Distributions. No dividends or other distributions declared or made after the Effective Time with respect to shares of AccuMed Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of AccuMed Common Stock issuable upon surrender thereof until the holder of such Company Stock Certificate surrenders such Company Stock Certificate in accordance with Section 3.2. Subject to the effect of applicable Legal Requirements, following surrender of any such Company Stock Certificate, AccuMed will pay or cause to be paid, without interest, to the record holder of AccuMed Certificates issued in exchange therefor, (a) at the time of such surrender, the amount, if any, of dividends or other distributions by AccuMed with a record date after the Effective Time theretofore paid with respect to such whole shares of AccuMed Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions (if any) by AccuMed with a record date after the Effective Time but prior to surrender of such Company Stock Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of AccuMed Common Stock.

         SECTION 3.4 No Liability. None of AccuMed, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of AccuMed Common Stock, AccuMed Warrants, dividends or distributions with respect thereto delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 3.5 Lost Certificates. If any Company Stock Certificate is lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the shares of AccuMed Common Stock (and any dividend or distribution with respect thereto made after the Effective Time) deliverable in respect thereof as determined in accordance


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

with the terms of this Agreement, subject to the condition that the Person to whom the AccuMed Common Stock (and any dividend or distribution with respect thereto made after the Effective Time) are to be issued, shall have (a) delivered to AccuMed an affidavit claiming such Company Stock Certificate to be lost, stolen, or destroyed and (b) if required by AccuMed, give AccuMed an indemnity satisfactory to AccuMed against any claim that may be made against AccuMed with respect to the Company Stock Certificate alleged to have been lost, stolen or destroyed.

         SECTION 3.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by holders of such shares who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with Sections 607.1302 and 607.1320 of the FBCA (the "Dissenting Shares") will not be converted into or be exchangeable for the right to receive shares of AccuMed Common Stock, AccuMed Warrants or any dividend or distribution with respect thereto made after the Effective Time, but holders of Dissenting Shares will be entitled to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the FBCA and this Section 3.6. Any shares of Company Common Stock held by a shareholder who, prior to the Effective Time, withdraws a demand for appraisal of such shares or loses the right to appraisal as provided in the FBCA will not be considered Dissenting Shares. The Company will give AccuMed prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demand and any other notices or other documents received by the Company pursuant to the FBCA relating to shareholders' rights of appraisal. The Company will make all payments required by the FBCA to be made in respect of Dissenting Shares, including any costs assessed against the Company pursuant to Sections 607.1302 and 607.1320 of the FBCA, and AccuMed or any of its Affiliates will directly or indirectly reimburse or otherwise provide funds to the Company with respect to such payments.

         SECTION 3.7 Treatment of Stock Options. On the Effective Time, all of the Company's outstanding stock options to purchase an aggregate of 645,000 shares of Company Common Stock, at an exercise price of $5.00 per share, which are held by 14 Persons, will be canceled and AccuMed will issue the following stock options to such persons:

         (a) Marcus E. Finch, a director and the Executive Vice President of the Company, will receive stock options to purchase 500,000 shares of AccuMed Common Stock, at an exercise price of $2.50 per share. The exercise period, terms of vesting and other terms and conditions of the stock options to purchase AccuMed Common Stock to be issued to Mr. Finch will be substantially the same as the terms in Mr. Finch's present stock option to purchase 250,000 shares of Company Common Stock.

         (b) The three other directors of the Company have stock options to purchase an aggregate of 250,000 shares of Company Common Stock, of which options to purchase 125,000 shares of Company Common Stock have vested. At the Effective Time, such directors will receive fully-vested stock options to purchase an aggregate of 250,000 shares of AccuMed Common Stock, at


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

an exercise price of $2.50 per share. The exercise period and the other terms and conditions of the stock options to purchase AccuMed Common Stock to be issued to such directors will be substantially the same as the terms in such directors' present stock options to purchase shares of Company Common Stock.

         (c) The remaining 10 Persons holding stock options to purchase an aggregate of 145,000 shares of Company Common Stock will be canceled and such persons will receive stock options to purchase an aggregate of 290,000 shares of AccuMed Common Stock, at an exercise price of $2.50 per share. The exercise period, terms of vesting and other terms and conditions of the stock options to purchase AccuMed Common Stock to be issued to such 10 Persons will be substantially the same as the terms in such Persons' present stock options to purchase shares of Company Common Stock.

         (d) As soon as practicable after the Effective Time, AccuMed will file a registration statement with the SEC covering all of the shares of AccuMed Common Stock underlying the stock options referred to in this Section 3.7.

         SECTION 3.8 Shareholders' Approval. Subject to fiduciary duty obligations of the respective Boards of Directors of the Company and AccuMed under applicable Legal Requirements, the Company and AccuMed will use their respective best efforts, in accordance with applicable Legal Requirements and the Articles of Incorporation and Bylaws of the Company and the Certificate of Incorporation and Bylaws of AccuMed, to have this Agreement and the Merger approved by the respective holders of capital stock of the Company and AccuMed entitled to vote thereon. The Company and AccuMed will notify each other of the date set for any shareholder action to be taken in connection with approval of the Merger not later than 30 days prior to such date. The respective Boards of Directors of the Company and AccuMed will, subject to fiduciary duty obligations under applicable Legal Requirements, recommend that holders of the voting capital stock of their respective companies vote to adopt this Agreement and approve the Merger, and the transactions contemplated by this Agreement and will use commercially reasonable efforts to solicit from such holders proxies in favor of such approval and adoption and take all other action necessary or helpful to secure such favorable vote.

         SECTION 3.9 Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed and no transfer of shares of Company Common Stock will be made thereafter. In the event that, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for the AccuMed Certificates and AccuMed Warrants, as provided in Section 3.2(b).

         SECTION 3.10 Obligation of Good Faith and Assistance in Consummation of the Merger. Each of AccuMed, Acquisition Sub and the Company agree to proceed in good faith, provide all reasonable assistance to, and will cooperate with, each other using their commercially reasonable efforts in order to effect the execution of this Agreement and the consummation of the transactions contemplated herein on an expedited basis.


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

         SECTION 3.11 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place (i) at the offices of Steel Hector & Davis LLP, 200 South Biscayne Boulevard, Miami, Florida 33131, at 9:00 A.M. local time on the date that is the first business day after the day on which the last of the conditions set forth in Article VIII (excluding delivery of opinions and certificates) is fulfilled or waived or (ii) at such other place and time as AccuMed and the Company agree in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF ACCUMED AND ACQUISITION SUB

         AccuMed and Acquisition Sub jointly and severally represent and warrant to the Company as follows:

         SECTION 4.1 Organization and Qualification. AccuMed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and each has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of AccuMed and Acquisition Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary.

         SECTION 4.2 Capitalization.

         (a) As of the date of this Agreement, the authorized capital stock of AccuMed consists of: (i) 50,000,000 shares of common stock, par value $.01 per share, of which 5,491,901 shares are issued and outstanding; and (ii) 5,000,000 shares of series A convertible preferred stock, par value $.01 per share, of which 944,383 shares are issued and outstanding. The preferred stock is convertible into 629,620 shares of AccuMed Common Stock.

         (b) Except as set forth on Schedule 4.2(b), there are no options, warrants, convertible preferred stock, convertible notes, calls, subscriptions or other rights, agreements or commitments of any kind (including preemptive rights), to which AccuMed or any of its Subsidiaries is a party, relating to the issued or unissued capital stock or other securities of AccuMed. Schedule 4.2(b) sets forth all such options, warrants, convertible preferred stock, convertible notes, calls, subscriptions or other rights, agreements or commitments that are outstanding (i) the number of shares and the class or series of capital stock of AccuMed issuable pursuant thereto, (ii) the exercise or conversion price, (iii) the exercise or conversion period and (iv) if not immediately exercisable or convertible, the date on which they can be exercised or converted.


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

         (c) All shares of AccuMed Common Stock and AccuMed Warrants to be issued in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         (d) As of the date of this Agreement, the authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issues and outstanding, all of which are owned beneficially and of record by AccuMed.

         SECTION 4.3 Subsidiaries. All Equity Affiliates of AccuMed are listed on Schedule 4.3 to this Agreement, which Schedule reflects the percentage and nature of AccuMed's ownership of each Subsidiary and Equity Affiliate of AccuMed. Each of AccuMed's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of AccuMed's Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect on AccuMed. All the outstanding shares of capital stock of each of AccuMed's Subsidiaries that is a corporation are validly issued, fully paid and nonassessable. The shares of capital stock or partnership or other ownership interests in each of AccuMed's Subsidiaries or Equity Affiliates that are owned by AccuMed or by a Subsidiary of AccuMed are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. There are not, as of the date hereof, and at the Effective Time other than pursuant to this Agreement there will not be, any outstanding options, warrants, convertible preferred stock, convertible notes, calls or other rights, agreements or commitments of any character, to which AccuMed or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests in any of the Subsidiaries or Equity Affiliates of AccuMed.

         SECTION 4.4 Authority Relative to this Agreement. Each of AccuMed and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by AccuMed and Acquisition Sub have been duly authorized by the Boards of Directors of AccuMed and Acquisition Sub, and by AccuMed as the sole stockholder of Acquisition Sub, and no other corporate proceedings on the part of AccuMed or Acquisition Sub are necessary to authorize this Agreement and the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding obligation of each of AccuMed and Acquisition Sub enforceable against each of them in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

         SECTION 4.5 No Breach; Required Consents. The execution and delivery of this Agreement by AccuMed and Acquisition Sub do not, and the consummation of the transactions contemplated by this Agreement by AccuMed and Acquisition Sub will not: (a) violate or conflict with the Certificate or Articles of Incorporation or Bylaws of AccuMed or Acquisition Sub; (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which AccuMed or Acquisition Sub is a party or by which any of them is bound; or
(c) subject to obtaining the approvals and making the filings described in
Section 4.6, constitute a violation of any applicable Legal Requirement.

         SECTION 4.6 Consents and Approvals. Except as set forth on Schedule 4.6, neither the execution and delivery of this Agreement by AccuMed and Acquisition Sub nor the consummation of the transactions contemplated by this Agreement by AccuMed and Acquisition Sub will require AccuMed or Acquisition Sub to make any filing, or registration with, or obtain any, authorization, consent or approval of, any Governmental Entity, except those required in connection, or in compliance, with the provisions of (i) the Securities Act of 1933, as amended (the "Securities Act"), (ii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of various states of the United States, and other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on AccuMed or Acquisition Sub or prevent the consummation of the transactions contemplated by this Agreement.

         SECTION 4.7 Reports and Financial Statements.

         (a) SEC Reports. AccuMed has filed all required forms, reports and documents required to be filed with the SEC since AccuMed was incorporated, (collectively, the "AccuMed SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the AccuMed SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. AccuMed has delivered to the Company, in the forms filed with the SEC, all the AccuMed SEC Reports filed since December 1995.

         (b) Financial Statements. The audited consolidated financial statements of AccuMed contained in the AccuMed SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved

(except as may be indicated in the notes thereto) and present fairly AccuMed's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements contained in the AccuMed SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC, with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of AccuMed's consolidated financial condition and results of operations for such periods.

         (c) Absence of Certain Changes. Except as disclosed in the AccuMed SEC Reports, since the date of the most recent balance sheet of AccuMed included in AccuMed's Form 10-Q for the nine-month period ended September 30, 1999 (the "Most Recent AccuMed Balance Sheet"), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on AccuMed; (ii) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of AccuMed; or (iii) entry into any commitment or transaction material to AccuMed and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

         (d) Absence of Undisclosed Liabilities. Except as disclosed in the AccuMed SEC Reports, AccuMed does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Most Recent AccuMed Balance Sheet other than liabilities, obligations and contingencies that (i) were incurred after the date of the Most Recent AccuMed Balance Sheet in the ordinary course of business or (ii) would not, in the aggregate, have a Material Adverse Effect on AccuMed.

         SECTION 4.8 Compliance with Law; Litigation.

         (a) Except as disclosed in the AccuMed SEC Reports, AccuMed and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "AccuMed Permits") of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") required to be held under applicable Legal Requirements, except for such AccuMed Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on AccuMed. AccuMed and its Subsidiaries are in compliance with the terms of the AccuMed Permits, except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on AccuMed. The businesses of AccuMed and its Subsidiaries are not being conducted in violation of any Legal Requirement. No investigation or review by any Governmental Entity with respect to AccuMed or any of its Subsidiaries is pending or, to the Knowledge of AccuMed, threatened, nor has any Governmental Entity indicated to AccuMed in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on AccuMed.

         (b) Except as disclosed in the AccuMed SEC Reports or on Schedule 4.8
(b), there is no suit, action or proceeding pending or, to the knowledge of AccuMed, threatened, against or affecting AccuMed or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on AccuMed nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against AccuMed or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on AccuMed.

         SECTION 4.9 Title to Assets. Except as disclosed in the AccuMed SEC Reports, AccuMed and its Subsidiaries have good and merchantable title to all material assets included in AccuMed's Most Recent Balance Sheet, free and clear of any Lien except: (a) landlord's Liens and Liens for property taxes not delinquent; (b) statutory Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of AccuMed's business; (c) leased interests in property owned by others and leased interests in property leased to others; and (d) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of AccuMed's business.

         SECTION 4.10 Labor and Employee Matters. AccuMed is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. As of the date of this Agreement, no union or other collective bargaining unit has been certified as representing any of AccuMed's employees. As of the date of this Agreement, there is no representation or organizing effort pending or threatened against or affecting or involving AccuMed. AccuMed and its Subsidiaries are in compliance with all applicable Legal Requirements relating to the employment of employees, including any obligations relating to employment standards legislation, pay equity, occupational health and safety, labor relations and human rights legislation.
Schedule 4.10 sets forth all agreements or arrangements with any employee of AccuMed, whether oral or in writing, with respect to such employee's employment with AccuMed other than agreements or arrangements otherwise disclosed on
Schedule 4.11 (a).

         SECTION 4.11 ERISA.

         (a) Schedule 4.11(a) sets forth all "employee benefit plans," as defined in ERISA, and all other material employee benefit arrangements, programs or payroll practices, including severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that AccuMed or any of its ERISA Affiliates maintains or has an obligation to make contributions (the "AccuMed Benefit Plans").

         (b) Neither AccuMed nor any of its ERISA Affiliates has incurred any unsatisfied withdrawal liability, as defined in Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any liability due to the termination or reorganization of any multiemployer plan. Neither AccuMed nor any of its ERISA Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan.

         (c) Each AccuMed Benefit Plan that is intended to qualify under Section 401 of the Code and the trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service, and nothing has occurred with respect to any such plan since such determination that is likely to result in the loss of such exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Each AccuMed Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable Legal Requirements.

         (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the AccuMed Benefit Plans or pursuant to applicable Legal Requirements (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period) and no accumulated funding deficiency exists with respect to any of the AccuMed Benefit Plans subject to Section 412 of the Code.

         (e) There have been no violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the AccuMed Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the AccuMed Benefit Plans.

         (f) There are no pending actions, claims or lawsuits that have been asserted or instituted against the AccuMed Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the AccuMed Benefit Plans, with respect to the operation of such plans (other than routine benefit claims), nor does AccuMed have Knowledge of facts that reasonably could be expected to form the basis for any such action, claim or lawsuit, except any such actions, claims or lawsuits that, individually or in the aggregate, would not have a Material Adverse Effect on AccuMed.

         (g) Except as provided in Schedule 4.11(g) and as may be required under
Section 4980B of the Code, neither AccuMed nor any of its ERISA Affiliates maintains any AccuMed Benefit Plan that provides medical or welfare benefits to former employees.

         SECTION 4.12 Operations of Acquisition Sub. As of the date of this Agreement, Acquisition Sub has engaged in no other business activities other than this Agreement and the transactions contemplated by this Agreement and has no material assets or liabilities other than its rights and obligations under this Agreement.

         SECTION 4.13 No Broker. Except for First Level Capital, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AccuMed or Acquisition Sub. Within two (2) business days after AccuMed's receipt of the first $1 million of net proceeds from an equity, debt or hybrid financing after the Closing Date, First Level Capital will receive from AccuMed: (a) $50,000 in cash and (b) five-year warrants to purchase 100,000 shares of AccuMed Common Stock at an exercise price of $6.75 per share.

         SECTION 4.14 Taxes.

         (a) Each of AccuMed and its Subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a material adverse effect on AccuMed. The Company and each of its Subsidiaries has paid (or AccuMed has paid on its behalf) all taxes shown as due on such returns, and the AccuMed SEC Reports reflect an adequate reserve for all taxes payable by AccuMed and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (b) No deficiencies for any taxes have been proposed, asserted or assessed against AccuMed or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on AccuMed. The federal income tax returns of AccuMed and each of its Subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

         (c) Neither AccuMed nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(2)(e) of the Code.

         (d) The AccuMed employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under Section 162(m) of the Code for employee remuneration will not apply to any amounts paid or payable by AccuMed or any of its Subsidiaries under any such plan or arrangement and, to the Knowledge of AccuMed, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts.

         (e) Neither AccuMed nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (f) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

         SECTION 4.15 Environmental Laws.

         (a) Each of AccuMed and its Subsidiaries is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on AccuMed; and

         (b) No orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of AccuMed and its Subsidiaries any request for information pursuant to any Environmental Law.

         SECTION 4.16 Transactions with Affiliates. Except as disclosed in the AccuMed SEC Reports or as contemplated by this Agreement, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by AccuMed with any officer, director or shareholder of AccuMed or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act) or of AccuMed, except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment and amounts paid or benefits granted pursuant to AccuMed Benefit Plans.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to AccuMed and Acquisition Sub as follows:

         SECTION 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

         SECTION 5.2 Capitalization.

         (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, $.001 par value per share, of which 5,423,292 shares are issued and outstanding.

         (b) Except as set forth on Schedule 5.2(b), there are no options, warrants, calls, subscriptions convertible preferred stock, convertible notes or other rights, agreements or commitments of any kind (including preemptive rights), to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock or other securities of the Company.
Schedule 5.2 (b) sets forth all such options, warrants, calls, subscriptions or other rights, agreements or commitments that are outstanding (i) the number of shares and the class or series of capital stock of the Company issuable pursuant thereto, (ii) the exercise or conversion price, (iii) the exercise or conversion period and (iv) if not immediately exercisable or convertible, the date on which they can be exercised or converted. On the Effective Time, all such options, warrants, calls, subscriptions or other rights, agreements or commitments set forth on Schedule 5.2(b), will be canceled and holders thereof will receive the AccuMed Stock options referred to in Section 3.7 hereof.

         (c) All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to, and have not been issued in violation of, any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement.

         SECTION 5.3 Subsidiaries. All Equity Affiliates of the Company are listed on Schedule 5.3 to this Agreement, which Schedule reflects the percentage and nature of the Company's ownership of each Subsidiary and Equity Affiliate of the Company. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of the Company's Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of each of the Company's Subsidiaries that is a corporation are validly issued, fully paid and nonassessable. The shares of capital stock or partnership or other ownership interests in each of the Company's Subsidiaries or Equity Affiliates that are owned by the Company or by a Subsidiary of the Company are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal

Requirement. Except as set forth on Schedule 5.2(b), there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, calls convertible preferred stock, convertible notes, or other rights, agreements or commitments of any character, to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests in any of the Subsidiaries or Equity Affiliates of the Company.

         SECTION 5.4 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of the Company Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Company's Board of Directors. Except for the approval of the holders of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated by this Agreement. Subject to approval of the shareholders of the Company in accordance with the FBCA, this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

         SECTION 5.5 No Breach; Required Consents. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement by the Company will not: (a) subject to the approval of holders of Company Common Stock, violate or conflict with the Articles of Incorporation or Bylaws of the Company; (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which the Company is a party or by which it is bound, or (c) subject to obtaining the consents, approvals or authorizations and making the filings or registrations described in Section 5.6, constitute a violation of any Legal Requirement.

         SECTION 5.6 Consents and Approvals. Except as set forth on Schedule 5.6, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement by the Company will require the Company to make any filing or registration with, or obtain any authorization, consent or approval of, any Governmental Entity or any other Person.


         SECTION 5.7 Reports and Financial Statements.

         (a) Financial Statements. The Company has provided to AccuMed copies of its audited financial statements for December 31, 1998 and the unaudited interim financial statements for September 30, 1999 (the "Company Financial Statements"), which comply in all material respects with applicable accounting requirements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), present fairly the Company's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby, and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's consolidated financial condition and results of operations for such periods.

         (b) Absence of Certain Changes. Since the date of the most recent consolidated balance sheet of the Company included in the Company Financial Statements and except as set forth on Schedule 5.7(b), there has not been any:
(i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on the Company (other than as a result of changes in laws or regulations of general applicability or any changes. resulting from general economic, financial, market or industry-wide conditions); (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iii) entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

         (c) Absence of Undisclosed Liabilities. The Company does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Company Financial Statements other than liabilities, obligations and contingencies that (i) were incurred after the date of the Company Financial Statement in the ordinary course of business or (ii) would not, in the aggregate, have a Material Adverse Effect on the Company.

         SECTION 5.8 Compliance with Law; Litigation.

         (a) Except as disclosed on Schedule 5.8, the Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and. approvals (the "Company Permits") of all Governmental Entities required to be held under applicable Legal Requirements, except such Company Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries are not being conducted in violation of any Legal Requirement. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, or, to the Knowledge of the Company, threatened, nor has any

Governmental Entity indicated to the Company in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on the Company.

         (b) There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company.

         SECTION 5.9 Title to Assets. The Company and its Subsidiaries have good and merchantable title to all material assets reflected on the Company Financial Statements, free and clear of any Lien except: (a) landlord's Liens and Liens for property taxes not delinquent; (b) statutory Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of the Company's business; (c) the Liens listed on Schedule 5.9; (d) leased interests in property owned by others; and leased interests in property leased to others; and (e) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of the Company's business.

         SECTION 5.10 Labor and Employee Matters. Schedule 5.10 sets forth all agreements or arrangements with any employee of the Company and its Subsidiary, whether oral or in writing, with respect to such employee's employment with the Company or its Subsidiary.

         SECTION 5.11 Approval.

         (a) The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders; (ii) approved the Merger, and this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of Section 607.1101 of the FBCA; and (iii) recommended the approval of this Agreement, and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's shareholders at the Meeting in accordance with the provisions of
Section 607.1103 of the FBCA.

         (b) The vote of 80% of the outstanding shares of the Company Common Stock entitled to vote, voting as a single class, is the vote required for the adoption and approval of this Agreement, the Merger and the other transactions contemplated by this Agreement. No class or series of shares of capital stock of the Company is entitled to vote on the adoption and approval of this Agreement, the Merger, or the other transactions contemplated by this Agreement as a separate class or series.

         SECTION 5.12  Taxes.

         (a) Each of the Company and its Subsidiary has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. The Company and its Subsidiary has paid (or the Company has paid on its behalf) all taxes shown as due on such returns, and the Company Financial Statements reflect an adequate reserve for all taxes payable by the Company and its Subsidiary for all taxable periods and portions thereof accrued through the date of such financial statements.

         (b) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiary that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. The federal income tax returns of the Company and its Subsidiary consolidated in such returns have closed by virtue of the applicable statute of limitations.

         (c) Neither the Company nor its Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(2)(e) of the Code.

         (d) Neither the Company nor its Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         SECTION 5.13 Environmental Laws.

         (a) Each of the Company and its Subsidiary is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on the Company; and

         (b) No orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of the Company and its Subsidiary any request for information pursuant to any Environmental Law.

         SECTION 5.14 Transactions with Affiliates. Except as disclosed in the Company Financial Statements or Schedule 5.14, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by the Company with any officer, director or shareholder of the Company, its Subsidiary or any "affiliate" or

"associate" of any of them (as those terms are defined in the Exchange Act) or of the Company or its Subsidiary, except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 6.1 Conduct of Business of the Company. Prior to the Effective Time without the prior consent of AccuMed:

         (a) The Company will conduct, and will cause its Subsidiary to conduct, its business in the ordinary course, and will use, and will cause its Subsidiary to use, its reasonable best efforts to preserve intact its present business organization and to preserve relationships with customers, suppliers and others having business dealings with them.

         (b) Except as required or permitted by this Agreement, the Company will not, and will not permit its Subsidiary to: (i) sell or pledge or agree to sell or pledge any capital stock or other ownership interest in its Subsidiary; (ii) amend or propose to amend the Articles of Incorporation or Bylaws of the Company or its Subsidiary; (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other ownership interests in, the Company or its Subsidiary, or declare, set aside or pay any dividend or other distribution to shareholders of the Company;
(iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, the Company or its Subsidiary; or (v) agree to do any of the foregoing.

         (c) The Company will not, and will not permit its Subsidiary to: (i) issue, deliver or sell or agree to issue, deliver or sell any shares of capital stock of, or other ownership interests in, the Company or its Subsidiary, or any option, warrant or other right to acquire, or any security convertible into, shares of capital stock of, or other ownership interests in, the Company or its Subsidiary, except as required or permitted by this Agreement; (ii) acquire, lease or dispose of any assets, other than in the ordinary course of business consistent with past practice; (iii) (A) create, assume or incur any indebtedness for borrowed money exceeding $300,000 and, with the approval of the Chief Executive Officer of AccuMed, any indebtedness incurred in acquiring any equipment or inventory from Microsulis PLC, other than indebtedness incurred from AccuMed in accordance with Section 6.3 hereof or to refinance outstanding indebtedness in an amount not exceeding the principal amount of the indebtedness being refinanced and indebtedness owed by the Company to its Subsidiary or by way of the Company's Subsidiary to the Company or the Subsidiary of the Company,
(B) mortgage, pledge or subject to any Lien any of its assets except to secure indebtedness permitted by the foregoing clause (A) and Liens described in clauses (a) through (e) of Section 5.9 or (C) enter into any other material transaction other than in each case in the ordinary course of business consistent with past practice; (iv) make any payments with respect to any indebtedness of the Company or its Subsidiary except such payments that are scheduled to come due prior to the Effective Time, (v) acquire by merging or consolidating with, or by acquiring assets of, or by purchasing a substantial ownership interest in, or by any other method, any business or any other Person, in each case in this clause
(v) that are material, individually or in the aggregate, to the Company and its Subsidiary taken as a whole; (vi) loan any money; or (vii) agree to do any of the foregoing.

         (d) Except as required to comply with applicable Legal Requirements or as otherwise contemplated by this Agreement, the Company will not, and will not permit its Subsidiary to: (i) adopt or terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (ii) increase in any manner the compensation or benefits of any director, officer or employee (except normal increases in the ordinary course of business consistent with past practice); (iii) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement; (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement (except in the ordinary course of business consistent with past practice); or (v) agree to do any of the foregoing.

         (e) The Company will not take or agree to take, and will cause its Subsidiary not to take or agree to take, any action that would: (i) make any representation or warranty of the Company set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 8.3 (a) of this Agreement not to be fulfilled as of the Effective Time; or (ii) result in any of the other conditions of this Agreement set forth in Section 8.1 or Section 8.3 of this Agreement not to be satisfied as of the Effective Time.

         SECTION 6.2 Conduct of Business of AccuMed. Prior to the Effective Time, except as set forth on Schedule 6.2 to this Agreement, without the prior consent of the Company:

         (a) AccuMed will conduct, and will cause each of its Subsidiaries to conduct, its business in the ordinary course, and will use, and will cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact its present business organization and to preserve relationships with customers, suppliers and others having business dealings with them.

         (b) Except as required or permitted by this Agreement, AccuMed will not, and will not permit any of its Subsidiaries to: (i) except upon exercise or conversion of options, warrants, convertible preferred stock, or convertible notes listed on Schedule 4.2(b), sell or pledge or agree to sell or pledge any capital stock or other ownership interest in any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation, Articles of Continuation or Bylaws of AccuMed or any of its Subsidiaries; (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other ownership interests in, AccuMed or any of its Subsidiaries, or declare, set aside or pay any dividend or other distribution to shareholders of AccuMed;
(iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, AccuMed or any of its Subsidiaries; or (v) agree to do any of the foregoing.

         (c) AccuMed will not, and will not permit any of its Subsidiaries to:
(i) issue, deliver or sell or agree to issue, deliver or sell any shares of capital stock of, or other ownership interests in, AccuMed or any of its Subsidiaries, or any option, warrant or other right to acquire, or any security convertible into, shares of capital stock of, or other ownership interests in, AccuMed or any of its Subsidiaries, except as required or permitted by this Agreement; (ii) acquire, lease or dispose of any assets, other than in the ordinary course of business consistent with past practice; (iii) (A) create, assume or incur any indebtedness for borrowed money exceeding $100,000, other than indebtedness incurred to refinance outstanding indebtedness in an amount not exceeding the principal amount of the indebtedness being refinanced and indebtedness owed by AccuMed to any of its Subsidiaries or by way of AccuMed's Subsidiaries to AccuMed or any other Subsidiary of AccuMed, (B) mortgage, pledge or subject to any Lien any of its assets except to secure indebtedness permitted by the foregoing clause (A) and Liens described in clauses (a) through (d) of
Section 4.9 or (C) enter into any other material transaction other than in each case in the ordinary course of business consistent with past practice; (iv) make any payments with respect to any indebtedness of AccuMed or its Subsidiaries except such payments that are scheduled to come due prior to the Effective Time,
(v) acquire by merging or consolidating with, or by acquiring assets of, or by purchasing a substantial ownership interest in, or by any other method, any business or any other Person, in each case in this clause (v) that are material, individually or in the aggregate, to AccuMed and its Subsidiaries taken as a whole; or (vi) agree to do any of the foregoing.

         (d) Except as required to comply with applicable Legal Requirements or existing Company Benefit Plans or as otherwise contemplated by this Agreement, AccuMed will not, and will not permit any of its Subsidiaries to: (i) adopt or terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (ii) increase in any manner the compensation or benefits of any director, officer or employee (except normal increases in the ordinary course of business consistent with past practice); (iii) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan; (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan (except in the ordinary course of business consistent with past practice); or (v) agree to do any of the foregoing.

         (e) AccuMed will not take or agree to take, and will cause its Subsidiary not to take or agree to take, any action that would: (i) make any representation or warranty of AccuMed set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 8.2 (a) of this Agreement not to be fulfilled as of the Effective Time; or (ii) result in any of the other conditions of this Agreement set forth in Section 8.1 or Section 8.2 of this Agreement not to be satisfied as of the Effective Time.

         SECTION 6.3 Loan from AccuMed to the Company. Prior to the Effective
Time:

         (a) Notwithstanding the provisions of Section 6.2 hereof, AccuMed will lend to the Company and/or Microsulis (Canada), Inc., a wholly-owned subsidiary of the Company (collectively the "Debtors"), up to an aggregate of U.S.$620,000 (of which U.S. $310,000 was loaned to Microsulis (Canada), Inc. on October 18,
1999) from time to time in U.S. dollar increments equal to the agreed value of the microwave endometrial ablation systems and related applicators pledged (the "Collateral") to secure the repayment obligations of the Debtors to AccuMed. Such loans shall be made on the following terms and conditions:

                  (i) the parties will execute promissory notes (the "Notes") and a security agreement (the "Security Agreement"), containing substantially the same terms as set forth in the Note and Security Agreement relating to the October 18, 1999 loan;

                  (ii) the Notes will bear interest at the rate of 10% per annum, payable semi-annually in arrears;

                  (iii) all indebtedness of Debtors to AccuMed pursuant to this
Section 6.3 will be due and payable on May 18, 2000.

         (b) Following the lending of the $620,000 referred to in Section 6.3(a), and upon the written request of the Company, AccuMed will lend the Company up to an additional U.S.$30,000, the repayment obligations of which will be secured by the Collateral then pledged to AccuMed, without the requirement of any additional security. Such transactions shall be evidence by a promissory note in substantially the form as the Notes evidencing the indebtedness contemplated by Section 6.3(a)(i), and an amendment to the Security Agreement made by Debtor(s) in favor of AccuMed.

         SECTION 6.4 Remedies for Breach. The sole remedies (i) of AccuMed and Acquisition Sub for any breach by the Company of Section 6.1(e), and (ii) of the Company for any breach by AccuMed of Section 6.2(e), will be injunctive relief or termination of this Agreement pursuant to Article X, unless, in any case, such breach is willful or intentional, in which event any and all available legal or equitable remedies may be obtained.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1 Access and Information. Each of the Company and AccuMed and their respective Subsidiaries will afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel.

         SECTION 7.2 SEC Filings.

         (a) AccuMed will prepare as soon as reasonably practicable after the date of this Agreement and file with the SEC a proxy statement/registration statement (the "Preliminary Proxy Statement/Prospectus"), comprising preliminary proxy materials of AccuMed under the Exchange Act with respect to the Merger and, a Registration Statement on Form S-4 and preliminary prospectus under the Securities Act with respect to the AccuMed Common Stock, the AccuMed Warrants and the AccuMed Common Stock underlying the AccuMed Warrants to be issued in the Merger. AccuMed will thereafter use its reasonable best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive proxy statement/registration statement (including an supplements and amendments thereto; the "Proxy Statement/Prospectus") and proxy to be mailed to AccuMed's shareholders as of the record date for the meeting as promptly as practicable.

         (b) The Company and AccuMed will cooperate with each other and provide all information necessary to prepare the Preliminary Proxy Statement/Prospectus, the Proxy Statement/Prospectus and any other filings required under the Securities Act and the Exchange Act (collectively "SEC Filings") and will provide promptly to the other party any information that such party may obtain that could necessitate amending any such document.

         (c) AccuMed will notify the Company promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments or supplements to any of the SEC Filings or for additional information and will supply the Company with copies of all correspondence between AccuMed or any of its representatives and the SEC or its staff or any other government official with respect thereto. If at any time prior to the Effective Time, any event occurs that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, AccuMed promptly will prepare and file such amendment or supplement and will distribute such amendment or supplement as required by applicable Legal Requirements, including, in the case of an amendment or supplement to the Proxy Statement/Prospectus, mailing such supplement or amendment to the Company's shareholders as of the record date for the meeting.

         (d) AccuMed covenants that the SEC Filings (other than any information provided by the Company for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         (e) AccuMed will be responsible for all reasonable expenses incurred in complying with this Section 7.2, including all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel (including counsel to the Company if the Merger is consummated or if the Company terminates this Agreement due to a material breach of the agreements, covenants, representations or warranties of AccuMed and/or Acquisition Sub set forth herein) and applicable blue-sky fees and expenses. Notwithstanding any provision contained herein to the contrary, AccuMed's obligations under this Section 7.2(e) will survive the termination of this Agreement by the Company due to a material breach of the agreements, covenants, representations or warranties of AccuMed contained herein.

         (f) (i) AccuMed will indemnify, defend, and hold harmless the Company, its officers, directors, employees and agents and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (collectively, "Losses"), joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such misstatement or omission was based on or omitted from information provided by AccuMed in writing for inclusion in the SEC Filings or was made in reliance upon and in conformity with such information. AccuMed promptly will reimburse the Company and each such officer, director, employee, agent and controlling Person for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

                  (ii) If this Agreement is terminated prior to the consummation of the Merger, the Company will indemnify, defend and hold harmless each of AccuMed and Acquisition Sub and their officers and directors and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (B) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the misstatement or omission was based on or omitted from information provided by the Company in writing for use in the SEC Filings. The Company promptly will reimburse AccuMed and Acquisition Sub and each such officer, director and controlling Person for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

                  (iii) For purposes of this Section 7.2, (A) "Indemnifying Party" means the Person having an obligation hereunder to indemnify any other Person pursuant to this Section 7.2, (B) "Indemnified Party" means the Person having the right to be indemnified pursuant to this Section 7.2 and (C) any information concerning the Company that is included in any SEC Filing that is provided to the Company or its counsel for review within a reasonable period before filing or use thereof and to which the Company has not provided written notice of objection to AccuMed will be deemed to have been provided by the Company in writing for inclusion in such SEC Filing. Whenever any claim for indemnification arises under this Section 7.2, the Indemnified Party will promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

                  (iv) After such notice, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party will be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend such claim, at the Indemnifying Party's cost, risk and expense, upon notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party will not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if the settlement (A) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (B) includes a complete release of the Indemnified Party and (C) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name or appropriate cross claims, and counterclaims) and the Indemnifying Party will reimburse the Indemnified Party, for all reasonable, documented direct out-of-pocket expenses incurred by the Indemnified Party in connection with such cooperation. The Indemnified Party may, at its own expense, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If, after receipt of a claim notice pursuant to Section 7.2(f) (iii), the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but will have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party will be bound by the result obtained with respect thereto by the Indemnified Party (including the settlement thereof without the consent of the Indemnifying Party). If there are one or more defenses available to the Indemnified Party that conflict with, or are additional to, those available to the Indemnifying Party, the Indemnified Party will have the right, at the expense of the Indemnifying Party, to participate in the defense of the lawsuit or action; provided however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent will not be unreasonably withheld.

                  (v) If the indemnification provided for in this Section 7.2(f) is for any reason unavailable to the Indemnified Party in respect of any Losses (or action in respect thereof) then the Indemnifying Party will, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or action in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statement or omission that resulted in such Losses (or action in respect thereof) as well as any other relevant equitable considerations. Relative fault with respect to an untrue or alleged untrue statement or omission of a material fact will be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact related to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the Losses (or action in respect thereof) referred to above will be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating, trying or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         SECTION 7.3 Meeting of Shareholders of the Company. The Company will take all action necessary, in accordance with the FBCA and the Articles of Incorporation and Bylaws of the Company, to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement (as a plan of merger in accordance with Section 607.1101 of the FBCA), the Merger and the other transactions contemplated by this Agreement (the "Meeting"), to the extent such approval is required by the FBCA and the Articles of Incorporation of the Company.

         SECTION 7.4 Compliance with the Securities Act. Prior to the Closing Date, the Company will cause to be delivered to AccuMed a letter from the Company, identifying all Persons who were, in its opinion, at the time of the Meeting, "affiliates" of the Company as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act. AccuMed may cause the AccuMed Certificates evidencing shares of AccuMed Common Stock issued to such Persons to bear a legend referring to the applicability of paragraphs (c) and (d) of Rule 145 under the Securities Act.

         SECTION 7.5 [INTENTIONALLY DELETED.]

         SECTION 7.6 Reasonable Best Efforts. Subject to the fiduciary duty obligations of the Board of Directors of the Company and AccuMed, each of the parties to this Agreement will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement in the most expeditious, manner practicable, including the satisfaction of all conditions to the Merger.

         SECTION 7.7 Public Announcements. No party to this Agreement will make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated by this Agreement without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided however, that nothing contained herein will prevent any party from promptly making all filings with Governmental Entities or public announcements that, based upon a written opinion of its legal counsel, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement so long as such party gives timely notice to the other parties of the anticipated disclosure and cooperates with the other parties in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of all information furnished by the other parties pursuant to this Agreement.

         SECTION 7.8 Notification. In the event of, or after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, each party to this Agreement promptly will give notice thereof to the other parties and will use its best efforts to prevent or remedy such breach.

         SECTION 7.9 Further Assurances. Each of the parties to this Agreement will execute such documents and other instruments and take such further actions as may be reasonably necessary or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated by this Agreement or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties to this Agreement will take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

         SECTION 7.10 No Solicitation. Subject to the fiduciary duties of their respective Board of Directors, the Company, AccuMed and their respective Subsidiaries, officers, directors, representatives or agents shall not take any action, directly or indirectly, to (i) initiate or solicit the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any

Acquisition Proposal or (iii) participate in negotiations with, or provide information concerning the Company, its assets, liabilities or business to, any Person in connection with any Acquisition Proposal. A party hereto will promptly communicate to the other parties any solicitation or inquiry received by such party and the terms of any proposal or inquiry that it may receive in respect of any Acquisition Proposal, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. Nothing in this Section 7.10 shall be construed as prohibiting the Board of Directors of the Company or AccuMed, as the case may be, from (i) making any disclosure to its shareholders, (ii) responding to any unsolicited proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this Section
7.10 or (iii) in the case of AccuMed, complying with the provisions of Rule 14e-2(a) and 14d-9 of the Exchange Act. "Acquisition Proposal" means any proposed (i) merger, consolidation or similar transaction involving the Company or AccuMed or their respective Subsidiaries, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of all or any substantial part of the assets of the Company or AccuMed or their respective Subsidiaries, (iii) issuance, sale or other disposition of securities of the Company Common Stock or AccuMed Capital Stock or (iv) transaction in which any Person proposes to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, Company Common Stock or AccuMed Capital Stock.

         SECTION 7.11 Indemnification of Executives and Directors.

         (a) Indemnification. AccuMed will cause the Surviving Corporation to, and, should the Surviving Corporation fail or be unable to do so, AccuMed shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company (each, an "Executive"), against all losses, expenses, damages, liabilities, costs, judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation based on or arising out of, in whole or in part, any actions or omissions of such Executive as an officer or director of the Company on or prior to the Effective Time, including actions or omissions relating to any of the transactions contemplated by this Agreement, to the fullest extent permitted under the FBCA, the Articles of Incorporation and Bylaws of the Company, AccuMed will cause the Surviving Corporation to pay expenses in advance of the final disposition of any such claim, action, suit, proceeding, or investigation to each Executive to the fullest extent permitted by applicable Legal Requirements upon receipt of any undertaking required or contemplated by applicable Legal Requirements. Without limiting the foregoing, in any case in which approval of or a determination by the Surviving Corporation is required to effectuate any indemnification, (i) the Executives will conclusively be deemed to have met the applicable standards for indemnification with respect to any actions or omissions of such Executives as an officer or director of the Company on or prior to the Effective Time relating to any of the transactions contemplated by this Agreement and (ii) AccuMed shall cause the Surviving

Corporation to direct, at the election of any Executive, that the determination of any such approval shall be made by independent counsel selected by the Executive and reasonably acceptable to AccuMed. If any such claim, action, suit, proceeding, or investigation is brought against any Executive (whether arising before or after the Effective Time), (i) the Executive may retain counsel satisfactory to him or her that is reasonably acceptable, and (ii) AccuMed will pay or will cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Executive, as such fees and expenses are incurred, upon receipt of a written undertaking by the Executive that the Executive will repay the amounts so paid if it ultimately is determined that he is not entitled to be indemnified by the Surviving Corporation as authorized by the FBCA. Neither AccuMed nor the Surviving Corporation shall have any obligation hereunder to any Executive when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Executive is not entitled to indemnification hereunder.

         (b) Successors. If AccuMed or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions will be made so that the successors and assigns of AccuMed or the Surviving Corporation assume the obligations set forth in this Section 7.11.

         SECTION 7.12. Tax Treatment. Each of AccuMed and the Company will use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(1)(a) and Section 368(a)(2)(e) of the Code.

         SECTION 7.13. Confidentiality. From and after the date hereof, each party will, and will use its best efforts to cause its Affiliates to keep secret and hold in strictest confidence any and all documents and information relating to the other party and its respective Affiliates furnished to such first party (whether before or after the date hereof) in connection with the transactions contemplated hereunder other than the following: (a) information that has become generally available to the public other than as a result of a wrongful disclosure by such party or its Affiliates; (b) information that becomes available to such party on a non-confidential basis from a third party having no obligation of confidentiality to a party to this Agreement and which has not to the Knowledge of the receiving party itself received such information directly or indirectly in breach of any such obligation of confidentiality; and (c) information that is required to be disclosed by applicable law or judicial order; provided that the party making such disclosure or whose Affiliates are making such disclosure will notify the other party as promptly as practicable (and, if possible, prior to making such disclosure) and will use its reasonable best efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed. The obligations of the parties under this Section 7.13 will survive the termination of this Agreement for a period of twenty (24) months from such termination.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         SECTION 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) Each party to this Agreement shall have completed and be satisfied with the results of its due diligence investigation of matters pertaining to the parties and the transaction described in this Agreement;

         (b) This Agreement, the Merger and the transactions contemplated by this Agreement will have been duly approved by the Board of Directors of each party, and the holders of the outstanding AccuMed Capital Stock and the Company Common Stock entitled to vote.

         (c) The Registration Statement on Form S-4 that includes the Proxy Statement/Prospectus will have become effective in accordance with the provisions of the Securities Act and any necessary state securities law approvals will have been obtained and no stop orders with respect thereto will have been issued by the SEC and remain in effect.

         (d) No Governmental Entity will have enacted, issued, promulgated, enforced or entered any Legal Requirement that remains in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the transactions contemplated by this Agreement, or that questions the validity or the legality of the transactions contemplated by this Agreement and that could reasonably be expected to materially and adversely affect the value of the business of the Company or AccuMed, it being agreed that each party will use its reasonable best efforts to have any such Legal Requirement lifted.

         (e) AccuMed will execute and deliver a new professional services agreement (or amendments to the existing agreement), satisfactory to the Company and AccuMed's Board of Directors, pursuant to which Paul Lavallee of Gypsy Hill LLC will continue to serve as Chief Executive Officer of AccuMed beginning on and following the Effective Time.

         (f) AccuMed will enter into an agreement with Fallowfield Consultants Ltd. to supply the services of David Warner to AccuMed on terms acceptable to AccuMed and the Company.

         (g) AccuMed will enter into an employment agreement with Marcus E. Finch on terms acceptable to AccuMed and the Company.

         (h) Gillian Fraser, Robert L. Priddy ("Priddy") and Bellingham Capital Industries ("BCI") and their respective successors and assigns (the "Restricted Stockholders") will enter into agreements with AccuMed pursuant to which:

                  (i) each Restricted Stockholder will agree not to sell, pledge or otherwise dispose of shares of AccuMed Capital Stock, AccuMed Warrants or other rights to acquire AccuMed Capital Stock (the "Lock-Up Restrictions") held of record or beneficially by such person from the Effective Time until the earlier of (A) the second anniversary of the Effective Time, or (B) the date on which the U.S. Food and Drug Administration ("FDA") approves the pre-marketing authorization application pertaining to the microwave endometrial ablation system ("PMA"). The Restricted Stockholders may transfer shares of AccuMed Common Stock subject to the transferees executing and delivering an agreement to be bound by the Lock-Up Restrictions; and

                  (ii) Gillian Fraser will agree to extend the Lock-Up Restrictions relating to her AccuMed Warrants and the underlying shares of AccuMed Common Stock for one year longer than the Lock-Up Restrictions in
Section 8.1(h)(i); and

                  (iii) each Restricted Stockholder will agree to vote its shares in favor of the election of (A) the slate of four director nominees submitted to the AccuMed Board of Directors by Gillian Fraser or her successors or assigns, and (B) the slate of three director nominees submitted thereto by AccuMed's Chief Executive Officer.

         (i) AccuMed will amend its Certificate of Incorporation to change its corporate name to Microsulis Medical Corporation.

         (j) AccuMed will amend its Bylaws, in form and substance reasonably acceptable to the Company, such that during the period of time from the Effective Time through the termination of the Lock-Up Restrictions, a vote of at least two-thirds of the members of the AccuMed Board of Directors will be required in order to affect any of the following:

                  (i) an amendment to AccuMed's Certificate of Incorporation or Bylaws;

                  (ii) issuance of securities, other than issuance of AccuMed Capital Stock upon exercise of outstanding stock options, warrants or convertible preferred stock;

                  (iii) incurrence or guarantee of indebtedness;

                  (iv) loaning money to an Affiliate of AccuMed;

                  (v) any transaction which would require stockholder approval under the Delaware General Corporation Law;

                  (vi) a single or series of related expenditures involving an Affiliate exceeding U.S.$50,000, unless approved by the Chief Executive Officer of AccuMed;

                  (vii) an increase or decrease in the number of directors which constitute a full Board from time to time; and

                  (viii) approval of any amendment to the License Agreement (as defined in Section 8.3(b) hereof) or of any new agreement or arrangement between AccuMed and Microsulis PLC or an Affiliate thereof.

         (k) AccuMed will issue to each of its non-employee directors (including the qualified nominees submitted by the Company to AccuMed) stock options to purchase 60,000 shares of AccuMed Common Stock at an exercise price of $2.50 per share. Of such options, 20,000 options will vest on the Effective Time and 20,000 options each will vest on the day after each AccuMed annual meeting of stockholders in the years 2001 and 2002, if the non-employee director is elected to serve as a director of AccuMed at each of such meetings. Such options will contain such other terms and conditions that are approved by the AccuMed Board of Directors and the Company.

         (l) AccuMed will issue to Paul Lavallee stock options to purchase 500,000 shares of AccuMed Common Stock at an exercise price equal to the greater of (i) $2.50 per share or (ii) the per share purchase price of AccuMed securities sold in the first $4 million equity, debt or hybrid financing of AccuMed after the Closing Date, and if a financing of such amount is not completed within the first six months after the Closing Date, then the per share purchase price of AccuMed securities sold in the first AccuMed financing of any amount during the six month period beginning on the Closing Date. Such options will contain such other terms and conditions that are approved by the AccuMed Board of Directors and the Company.

         (m) AccuMed will issue to David Warner stock options to purchase 250,000 shares of AccuMed Common Stock at the same exercise price of Mr. Lavallee's stock options in Section 8.1(1) hereof. Such options will contain such other terms and conditions that are approved by the AccuMed Board of Directors and the Company.

         (n) As soon as practicable after the Effective Time, AccuMed will file a registration statement with the SEC covering all of the shares of AccuMed Common Stock underlying the stock options referred to in Sections 8.1(k)(l) and
(m) hereof.

         SECTION 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

         (a) AccuMed and Acquisition Sub will have performed in all material respects their agreements contained in this Agreement required to be performed by them at or prior to the Effective Time and the representations and warranties of AccuMed and Acquisition Sub set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time and the Company will have received a certificate of AccuMed and Acquisition Sub executed on behalf of each such corporation by the Chief Executive Officer of such corporations to that effect.

         (b) The Company will have received the opinion of Joyce L. Wallach, Esq., counsel to AccuMed and Acquisition Sub, substantially to the effect set forth in Exhibit B.

         (c) There will have been no material adverse change in the financial condition, results of operations, assets, liabilities or business of AccuMed since the date of this Agreement.

         (d) AccuMed will execute and deliver indemnification agreements, satisfactory to the Company and AccuMed's newly elected Board of Directors, pursuant to which AccuMed will indemnify, defend and hold harmless each member of AccuMed's Board of Directors as of the Effective Time.

         (e) AccuMed will issue a proxy statement for use in connection with a special meeting of its stockholders to vote upon the Merger, and include proposals for (i) amending AccuMed's Certificate of Incorporation to change AccuMed's corporate name to Microsulis Medical Corporation, (ii) electing seven
(7) directors to serve new terms beginning as of the Effective Time and continuing until the next annual meeting of stockholders, and (iii) approving a new AccuMed stock option plan, which was approved by the Company prior to the submission of such plan to AccuMed's shareholders. Of the seven (7) nominees for directors, four shall be qualified nominees submitted by Gillian Fraser to AccuMed's Board of Directors in writing within a reasonable amount of time prior to the anticipated filing of such proxy statement.

         (f) There will have been no material adverse change in the financial condition, results of operations, assets, liabilities or business of AccuMed since the date of this Agreement.

         SECTION 8.3 Conditions to Obligations of AccuMed and Acquisition Sub to Effect the Merger. The obligations of AccuMed and Acquisition Sub to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

         (a) The Company will have performed in all material respects its agreements contained in this Agreement required to be performed by it at or prior to the Effective Time and, except as contemplated or permitted by this Agreement, the representations and warranties of the Company set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time, and AccuMed and Acquisition Sub will have received a certificate of the Company executed on behalf of the Company by the Executive Vice President of the Company to that effect.

         (b) The Company will have entered into an amendment, satisfactory to AccuMed, regarding the License Agreement Endometrial Ablation, dated February 6, 1998, as amended on March 4,

1998 and August 2, 1999 (the "License Agreement"), between Microsulis PLC, as licensor, and the Company, as licensee, effective upon the Merger, which will provide for (i) assignment by the Company of its rights under the License Agreement to the Surviving Corporation; (ii) consequences other than cancellation of the License Agreement in the event the Surviving Corporation fails to achieve the specified sales minimums; and (iii) expansion of the definition of "Products" as set forth in Section 3.15 and Schedule One of the License Agreement to include "Related Products" as defined in Section 4.4 of the Second Amendment to the Licence Agreement.

         (c) All consents of third parties required to be obtained with respect to the Merger and the other transactions contemplated by this Agreement will have been obtained.

         (d) The number of Dissenting Shares do not exceed 20% of the issued and outstanding shares of Company Common Stock.

         (e) There will have been no material adverse change in the financial condition, results of operations, assets, liabilities or business of the Company and its Subsidiary since the date of this Agreement.

         (f) AccuMed will have received the opinion of Steel Hector & Davis LLP, counsel to the Company, substantially to the effect set forth in Exhibit C.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

         (a) by mutual consent of the parties in writing;

         (b) notwithstanding Section 7.10, and effective upon payment of the Break-Up Fee (as defined in this Section 9.1(b)), by either party for the sole purpose of entering into a definitive agreement with a third party providing for a merger, sale of substantially all assets or other transaction resulting in a change of control of the party in lieu of the transactions contemplated by this Agreement. In the event that a party terminates this Agreement pursuant to this subsection, the terminating party will promptly upon such termination pay to the other party a fee equal to three million U.S. dollars (U.S.$3,000,000.00) in cash in immediately available funds (the "Break-Up Fee"); or

         (c) if not earlier terminated pursuant to Sections 9.1(a) and (b) above, automatically on January 31, 2000, unless such date is extended by mutual written consent of the parties.

         SECTION 9.2 Effect of Termination. In the event of termination of this Agreement by either AccuMed or the Company, as provided above, this Agreement will forthwith become void, and (except for the willful breach of this Agreement by any party to this Agreement) there will be no liability on the part of any of the Company, AccuMed or Acquisition Sub, except as set forth in Sections 7.2(e) and 9.1(b) hereof.

         SECTION 9.3 Amendment. This Agreement may be amended by the parties to this Agreement, by or pursuant to action taken by all of their Boards of Directors, at any time before or after approval of this Agreement by the shareholders of the Company and the shareholders of AccuMed and prior to the Effective Time, but, after such approval, no amendment will be made that alters the indemnification provisions of Sections 7.2 and 7.11 hereof, changes the Merger Consideration or changes, in any way adverse to such shareholders, the terms of the AccuMed Common Stock, AccuMed Warrants or that in any other way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

         SECTION 9.4 Waiver. At any time prior to the Effective Time, the parties to this Agreement, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for performance of any of the obligations or other acts of the other parties to this Agreement, (ii) waive any inaccuracies in the representations and warranties set forth in this Agreement or in any documents delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                         GENERAL PROVISIONS; DEFINITIONS

         SECTION 10.1 Non-Survival of Representations, Warranties and Agreements. No representations and warranties contained in this Agreement will survive beyond the Closing Date. This Section 10.1 will not limit any covenant or agreement of the parties to this Agreement that by its terms requires performance after the Closing Date.

         SECTION 10.2 Notices. All notices or other communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by cable, overnight courier, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

             If to the Company:             Microsulis Corporation
                                            One East Broward Blvd. #100

                                            Ft. Lauderdale, FL 33301
                                            Attention: President
                                            Telecopy No.: 954-255-3739

             With a copy to:                Steel Hector & Davis LLP
                                            200 South Biscayne Boulevard
                                            Miami, FL 33131
                                            Attention: Leslie J. Croland, Esq.
                                            Telecopy No.: 305-577-7001

             If to AccuMed or
                Acquisition Sub:            AccuMed International, Inc.
                                            920 N. Franklin Street, Suite 402
                                            Chicago, IL 60610
                                            Attention: Paul F. Lavallee, CEO
                                            Telecopy No.: 312-642-3101

             With a copy to:                Joyce L. Wallach, Esq.
                                            1500 7th Avenue
                                            Sacramento, CA 95818
                                            Telecopy No.: 916-341-0256

or to such other addresses as any party may have furnished to the other parties in writing in accordance with this Section.

         SECTION 10.3 Fees and Expenses. Subject to the provisions of Sections 7.2(e), 7.2(f) and 9.1(b) hereof, if the Merger is not consummated for any reason, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses. If the Merger is consummated, the reasonable, documented legal and accounting expenses and costs incurred by the Company in connection with the transactions contemplated by this Agreement will be payable after the Effective Time by AccuMed within two (2) business days after AccuMed completes the first $1 million of equity, debt or hybrid financing after the Closing Date; provided, however, that AccuMed will not be responsible to pay the Company's legal expenses relating to this Agreement and the transactions contemplated hereby in excess of $50,000.

         SECTION 10.4 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.5 Third Party Beneficiaries. The parties to this Agreement agree that the Company's shareholders, officers, directors and employees are intended third party beneficiaries of the terms of this Agreement, to the extent such terms refer expressly to such Persons, with full rights hereunder as if each of them were a party to this Agreement.

         SECTION 10.6 Entire Agreement. This Agreement will be of no force or effect until executed and delivered by all of the parties to this Agreement.

         SECTION 10.7 Arbitration. If any claim or dispute between the parties arising out of, or related to, this Agreement, including any dispute as to the enforceability or applicability of this arbitration provision, cannot be resolved by the parties within 20 business days of the date that either party notified the other party of same, in writing, or within such other time period as may be agreed upon in writing by the parties, such claim or dispute will be submitted to final and binding arbitration under the Federal Arbitration Act and the auspices of the American Arbitration Association. Such arbitration will be conducted in Wilmington, Delaware, applying the law of the State of Delaware (without regard to Delaware's conflict of law provisions), and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators will consist of a panel of three (3) arbitrators (the "Arbitrators"), one of whom will be selected by the Company within ten business days of the date that a notice of arbitration is delivered to the Company, one of whom will be selected by AccuMed within such ten business day period, and one of whom will be selected by the other two arbitrators within fifteen business days of the appointment of the last arbitrator selected. The third arbitrator so selected will act as chairman. If the two appointed arbitrators will fail to select a third arbitrator within such fifteen business day period, the parties will mutually select the third arbitrator. If the parties are unable to agree within ten business days thereafter as to the third arbitrator, then either party may request the American Arbitration Association to select the third arbitrator. Each of the arbitrators will be individuals who have at least ten years of experience in the health care field and will meet the qualifications and abide by the Code of Ethics for arbitrators in commercial disputes of the American Arbitration Association. All costs and expenses of the arbitration, including actual attorneys' fees and disbursements, will be allocated among the parties according to the Arbitrators' discretion. The award rendered by the Arbitrators will be final and non-appealable, and judgment thereon may be entered as a final judgment in any court having jurisdiction and enforced accordingly. Each party hereto agrees to use their respective best efforts to conduct and conclude the arbitration of any dispute under this Agreement as quickly as possible.

         SECTION 10.8 GOVERNING LAW AND WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT Will BE DEEMED TO BE MADE UNDER, AND IN ALL RESPECTS WILL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

         (b) AS SET FORTH ABOVE, THE PARTIES TO THIS AGREEMENT INTEND TO SUBMIT TO BINDING ARBITRATION ANY CLAIM OR DISPUTE THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT. IN THE EVENT THAT ANY CLAIM OR DISPUTE BETWEEN THE PARTIES HERETO EVER GOES TO TRIAL BEFORE A COURT OF COMPETENT JURISDICTION, EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 10.8.

         SECTION 10.9 No Oral Modifications. Neither this Agreement nor any of its provisions may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

         SECTION 10.10 Severability. If any provisions in this Agreement are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will not be affected and will be enforced to the extent permitted by law without being impaired or invalidated in any way.

         SECTION 10.11 Miscellaneous. This Agreement (including the documents and instruments referred to in this Agreement) when executed and delivered, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement, including but not limited to, the Letter of Intent, dated October 6, 1999, as amended on October 14, 1999, between the Company and AccuMed. This Agreement may be executed in two or more counterparts which together will constitute a single agreement. Any certificate delivered pursuant to this Agreement will be made without personal liability on the part of the officer or employee of the Person giving such certificate.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                    ACCUMED INTERNATIONAL, INC.

                                    By:  /s/ Paul F. Lavallee
                                       -----------------------------------------
                                                Name: Paul F. Lavallee
                                    Title:  Chairman and Chief Executive Officer

                                    ACCUMED ACQUISITION SUB, INC.

                                    By:  /s/ Paul F. Lavallee
                                       -----------------------------------------
                                                Name: Paul F. Lavallee
                                    Title:  Chairman and Chief Executive Officer

                                    MICROSULIS CORPORATION

                                    By: /s/ Marcus E. Finch
                                       -----------------------------------------
                                                Name: Marcus E. Finch
                                    Title:  Executive Vice President

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made as of the 16th day of December 1999 among AccuMed International, Inc., AccuMed Acquisition Sub, Inc. and Microsulis Corporation.

                                    RECITALS:

         A. AccuMed International, Inc., AccuMed Acquisition Sub, Inc. and Microsulis Corporation entered into that certain Agreement and Plan of Merger, dated November 16, 1999 (the "Merger Agreement"); and

         B. AccuMed International, Inc., AccuMed Acquisition Sub, Inc., and Microsulis Corporation desire to amend the Merger Agreement in the manner set forth herein.

         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS
FOLLOWS:

         1. Each of the foregoing recitals is expressly incorporated by this reference as if each such recital was rewritten and restated herein in its entirety.

         2. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning as the defined terms in the Merger Agreement.

         3. The first paragraph of Section 3.1 of the Merger Agreement is hereby modified as follows (with the remaining language of Section 3.1 remaining unchanged):

         SECTION 3.1 Merger Consideration and Conversion of Stock. The aggregate consideration deliverable by AccuMed in the Merger (the "Merger Consideration") will be equal to (i) 10,726,830 shares of AccuMed Common Stock and (ii) AccuMed Warrants to purchase 2,764,646 shares of AccuMed Commons Stock, in exchange for all of the issued and outstanding Company Common Stock issued prior to the Effective Time minus the number of Dissenting Shares (as defined in Section 3.6). The Merger Consideration will be deliverable at the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of any corporation as follows:

         4. Section 5.2(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following language:

         (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, $.001 per value per share, of which 5,529,292 shares are issued and outstanding.

         5. Section 6.3 of the Merger Agreement is hereby modified by inserting an additional subsection (c), which will read as follows:

         On December ___, 1999, the Company prepaid a total of $188,000 to AccuMed under the Notes. Notwithstanding this prepayment and any additional prepayments to be made by the Company and/or the Subsidiary under the Notes, upon written request by the Company, AccuMed will lend any additional sums to the Company and/or the Subsidiary up to an aggregate loan amount of U.S.$650,000 (which amount includes any loans outstanding on the date of this Amendment).


         6. Section 9.1(c) of the Merger Agreement is hereby deleted in its entirety and replaced with the following language:

         (c) if not earlier terminated pursuant to Sections 9.1(a) and (b) above, automatically on February 28, 2000, unless such date is extended by mutual written consent of the parties.

         7. Schedule 5.9 to the Merger Agreement is hereby deleted in its entirety and replaced with the following language:

                                  SCHEDULE 5.9

         Security Agreement dated October 18, 1999, as amended, by and between the Subsidiary and AccuMed whereby AccuMed was granted a security interest in certain collateral of the Subsidiary in consideration for a two loans by AccuMed to Subsidiary in the amounts of $310,000 and $124,000, respectively.

         Security Agreement dated December 3, 1999 by and between the Company and AccuMed whereby AccuMed was granted a security interest in certain collateral of the Company in consideration for a loan by AccuMed to the Company in the amount of $154,000.

         The Company obtained a revolving line of credit from Gibraltar Bank, FSB in the amount of $60,000. The line of credit is due to be repaid on July 1, 2002. Borrowings under the line of credit are secured by a mortgage on the Company=s condominium located at 9735 N.W. 52nd Street, Unit 519, Miami, Florida.

         8. This Amendment modifies the Merger Agreement and is deemed to be a part thereof. Except as modified hereby, the terms and conditions of the Merger Agreement remain in full force and effect. In the event of a conflict between the terms of the Amendment and those of the Merger Agreement, the terms of this Amendment shall govern.

         9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement.


         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day first written above.



ACCUMED INTERNATIONAL, INC.               MICROSULIS CORPORATION


By:   /s/ Paul F. Lavallee                By:  /s/ Marcus Finch
   ---------------------------------          ----------------------------------
      Paul F. Lavallee, Chairman and           Marcus Finch, Executive
         Chief Executive Officer                  Vice President


ACCUMED ACQUISITION SUB, INC.


By:  /s/ Paul F. Lavallee
   ---------------------------------
     Paul F. Lavallee, Chairman and
        Chief Executive Officer

                                                                    EXHIBIT 2.1



                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made as of the 21st day of December 1999 among AccuMed International, Inc., AccuMed Acquisition Sub, Inc. and Microsulis Corporation.

                                    RECITALS:

         A. AccuMed International, Inc., AccuMed Acquisition Sub, Inc. and Microsulis Corporation entered into that certain Agreement and Plan of Merger, dated November 16, 1999, as amended on December 16, 1999 (the "Merger Agreement"); and

         B. AccuMed International, Inc., AccuMed Acquisition Sub, Inc., and Microsulis Corporation desire to further amend the Merger Agreement in the manner set forth herein.

         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS
FOLLOWS:

         1. Each of the foregoing recitals is expressly incorporated by this reference as if each such recital was rewritten and restated herein in its entirety.

         2. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning as the defined terms in the Merger Agreement.

         3. Section 3.1 of the Merger Agreement is hereby modified by adding a new paragraph 3.1(d) (with the remaining language of Section 3.1 remaining unchanged):

         (d) Notwithstanding anything contained herein to the contrary, the Company will have the right to sell up to 500,000 additional shares of Microsulis Common Stock at a purchase price of not less than $5.75 per share. Any shares sold by the Company pursuant to this subsection 3.1(d) will be subject to the same conversion rates as set forth in subsection 3.1(a) hereof; provided, however, that at least 25% of the proceeds received from any sale of Microsulis Common Stock under this subsection 3.1(d) will be used to repay any amounts due on loans from AccuMed to the Company.

         4. This Amendment modifies the Merger Agreement and is deemed to be a part thereof. Except as modified hereby, the terms and conditions of the Merger Agreement remain in full force and effect. In the event of a conflict between the terms of the Amendment and those of the Merger Agreement, the terms of this Amendment shall govern.

         5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day first written above.

ACCUMED INTERNATIONAL, INC.               MICROSULIS CORPORATION


By: \s\ Paul F. Lavallee                  By: \s\ Marcus Finch
    ------------------------------            ----------------------------------
    Paul F. Lavallee, Chairman and        Marcus Finch, Executive Vice President
      Chief Executive Officer


ACCUMED ACQUISITION SUB, INC.


By:  \s\ Paul F. Lavallee
    ------------------------------
    Paul F. Lavallee, Chairman and
       Chief Executive Officer

                 THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made as of the 22st day of December 1999 among AccuMed International, Inc., AccuMed Acquisition Sub, Inc. and Microsulis Corporation.

                                    RECITALS:

     A. AccuMed International, Inc., AccuMed Acquisition Sub, Inc. and Microsulis Corporation entered into that certain Agreement and Plan of Merger, dated November 16, 1999, as amended on December 16, 1999, and as further amended on December 21, 1999 (the "Merger Agreement"); and

     B. AccuMed International, Inc., AccuMed Acquisition Sub, Inc., and Microsulis Corporation desire to further amend the Merger Agreement in the manner set forth herein.

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS
FOLLOWS:

     1. Each of the foregoing recitals is expressly incorporated by this reference as if each such recital was rewritten and restated herein in its entirety.

     2. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning as the defined terms in the Merger Agreement.

     3. Section 8.1(h)(i) of the Merger Agreement is hereby deleted in its entirety and replaced with the following language:

     (i) each Restricted Stockholder will agree not to sell, pledge or otherwise dispose of shares of AccuMed Capital Stock, AccuMed Warrants or other rights to acquire AccuMed Capital Stock (the "Lock-Up Restrictions") held of record or beneficially by such person from the Effective Time until the earlier of (A) the second anniversary of the Effective Time, or (B) the date on which the U.S. Food and Drug Administration ("FDA") approves the pre-marketing authorization application pertaining to the microwave endometrial ablation system ("PMA"). Notwithstanding the immediately preceding sentence, each Restricted Stockholder will be permitted to sell, pledge or otherwise dispose of up to 5% of its shares of AccuMed Capital Stock, AccuMed Warrants or other rights to acquire AccuMed Capital Stock every three months after the Effective Time, and upon unanimous agreement of all of the Restricted Stockholders, each Restricted Stockholder will be permitted to sell, pledge or otherwise dispose of up to an additional 5% of its shares of AccuMed Capital Stock, AccuMed Warrants or other rights to acquire AccuMed Capital Stock every three months after the Effective Time;

     4. Section 8.1(h) is hereby modified by adding a new subsection 8(h)(iv) as follows:

     (iv) notwithstanding anything contained herein to the contrary, any AccuMed Warrants subject to the Lock-Up Restrictions will no longer be subject to the Lock-Up Restrictions upon redemption of the AccuMed Warrants by AccuMed.

     5. This Amendment modifies the Merger Agreement and is deemed to be a part thereof. Except as modified hereby, the terms and conditions of the Merger Agreement remain in full force and effect. In the event of a conflict between the terms of the Amendment and those of the Merger Agreement, the terms of this Amendment shall govern.

     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day first written above.

ACCUMED INTERNATIONAL, INC.                 MICROSULIS CORPORATION


By: /s/ Paul F. Lavallee                    By: /s/ Marcus Finch
    ------------------------------              --------------------------------
    Paul F. Lavallee, Chairman and              Marcus Finch, Executive Vice
    Chief Executive Officer                     President


ACCUMED ACQUISITION SUB, INC.


By: /s/ Paul F. Lavallee
    --------------------------------
    Paul F. Lavallee, Chairman and
    Chief Executive Officer


                                       2